EXHIBIT 3(ii)

EXXON MOBIL CORPORATION

INCORPORATED IN NEW JERSEY

AUGUST 5, 1882

BY-LAWS

(AS REVISED March 1, 2020)

ARTICLE I

Meetings of Shareholders

1.        Meetings of shareholders may be held on such date and at such time and place, within or without the State of New Jersey, as may be fixed by the board of directors and stated in the notice of meeting.

2.        The date for each annual meeting of shareholders, fixed as provided in Section 1 of this Article I, shall be a date not more than thirteen months after the date on which the last annual meeting of shareholders was held.  The directors shall be elected at the annual meeting of shareholders or any special meeting of shareholders in accordance with these by-laws.

3.        (a)   Special meetings of the shareholders may be called by the board of directors, the chairman of the board, the president, or by the secretary of the corporation pursuant to Article I, Section 3(b), and may not be called by any other person.

(b)     A special meeting of shareholders shall be called by the secretary of the corporation at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record of at least 15% of the voting power of the outstanding capital stock of the corporation, entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”).  To satisfy the Requisite Percentage, each such holder must comply with the requirements of these by-laws including Section 9 of this Article I.  The type of share ownership must meet the requirements for being “Net Long Shares,” which are described below.  Whether share ownership meets the requirements for being “Net Long Shares,” shall be decided by the board in its reasonable determination.

Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided that (i) for purposes of such definition, in determining each person’s “short position,” the reference in Rule 14e-4 to “the date the tender offer is first publicly announced” shall instead be the date for determining and/or documenting a shareholder’s or beneficial owner’s Net Long Shares and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the market price on such date, and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.  In addition, to the extent any affiliates of the shareholder or beneficial owner are acting in concert with the shareholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates.

Except as may otherwise be permitted by the New Jersey Business Corporation Act, a Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary of the corporation at the principal executive offices of the corporation.  A Special Meeting Request to the secretary shall be signed and dated by each shareholder of record and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made (or a duly authorized agent of such shareholder or owner) requesting the special meeting (each, a “Requesting Shareholder”), shall comply with this Section 3 of Article I, and shall include

                            (i)      a statement of the specific purpose or purposes of the special meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made,

                          (ii)      as to the shareholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by Section 9(a)(iii)(B) of Article I (as if Section 9(a)(iii) applies to a special meeting and any nomination of directors or other business brought before a special meeting),

                        (iii)      such other information, if applicable, required to be set forth in a shareholder’s notice required by Section 9(a)(iii)(A) of Article I (as if Section 9(a)(iii) applies to a special meeting and any nomination of directors or other business brought before a special meeting),

                        (iv)      an acknowledgement by the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction, and an agreement to notify the corporation if there has been any such reduction, and

                          (v)      documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date of such written request to the secretary; provided, that if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the secretary within 10 business days after the date on which the Special Meeting Request(s) are delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the secretary.  In addition, the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the corporation.

The information required under clauses (b)(ii), (iii), (iv) and (v)  of this Section 3 of Article I shall be supplemented by each Requesting Shareholder and any beneficial owner on whose behalf the Special Meeting Request(s) are made not later than 10 days after the record date for the special meeting to disclose such information as of the record date (and with respect to the information required under clause (b)(v) of this Section 3 of Article I, as of a date not more than 5 business days before the scheduled date of the special meeting to which the Special Meeting Request relates).

(c)      A special meeting requested by shareholders in accordance with these by-laws shall be held on such date and at such time as may be fixed by the board of directors in accordance with these by-laws; provided, however, that the date of any such special meeting shall not be more than 120 days after a Special Meeting Request that satisfies the requirements of this Section 3 of Article I is received by the secretary.

(d)     Notwithstanding the foregoing provisions of this Section 3 of Article I, a special meeting requested by shareholders shall not be held if

                            (i)      the Special Meeting Request does not comply with this Section 3 of Article I,

                          (ii)      the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law,

                        (iii)      the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting,

                        (iv)      an identical or substantially similar matter (as determined in good faith by the board of directors, a “Similar Matter”) was included on the agenda of any annual or special meeting of shareholders held within 120 days before the Special Meeting Request is delivered or will be included on the agenda at an annual or special meeting to be held within 90 days after the Special Meeting Request is delivered (and for purposes of this clause (iv), the nomination, election or removal of directors, changing the size of the Board of Directors or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall be considered an identical or substantially similar matter with respect to all matters involving nomination, election or removal of directors, changing the size of the Board of Directors or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors),

                          (v)      a Similar Matter is included in the corporation’s notice as an item of business to be brought before a stockholder meeting that has been called or will be called within 30 days after the Special Meeting Request is delivered, or

                        (vi)      the applicable requirements of Section 9 of this Article I are not complied with.

For purposes of this section, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the corporation.

(e)      In determining whether a special meeting of shareholders has been requested by shareholders who own shares that are Net Long Shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if

                            (i)      each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the board of directors) and

                          (ii)      such Special Meeting Requests have been dated and delivered to the secretary within 60 days of the earliest dated Special Meeting Request.

A Requesting Shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary.  If at any point the unrevoked (after giving effect to specific written revocation by the shareholder or Section 3(b)(iv) of Article I) valid Special Meeting Requests from Requesting Shareholders represent in the aggregate less than the Requisite Percentage, the board of directors may, in its discretion, cancel the special meeting.  If none of the Requesting Shareholders appears or sends a duly authorized representative to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

(f)       Nothing contained herein shall prohibit the board of directors from submitting matters to the shareholders at any special meeting requested by shareholders, and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting in accordance with Section 4 of Article I.

(g)     Nothing in Section 3(b) of Article I or Section 9 of Article I shall limit or impair the right of a shareholder or shareholders under applicable state law to make an application to a court of competent jurisdiction to call a special meeting of shareholders.

4.        Except as otherwise provided by statute, written notice of the date, time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.  The business transacted at meetings shall be confined to the purposes specified in the notice.

5.        Unless otherwise provided by statute, the holders of shares entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting.  Less than a quorum may adjourn.

At a meeting of shareholders at which directors are to be elected and a quorum is present, a nominee for director shall be elected to the Board of Directors if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election, excluding abstentions; provided, that directors shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected at such meeting.

6.        For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the board of directors may fix in advance a date as the record date for any such determination of shareholders.  Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

7.        The board of directors may, in advance of any shareholders’ meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed by the board or shall fail to qualify, the person presiding at a shareholders’ meeting may, and at the request of any shareholder entitled to vote thereat, shall, make such appointment.  In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding at the meeting.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute such duties at such meeting with strict impartiality and according to the best of the inspector’s ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  If there are three or more inspectors, the act of a majority shall govern.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them.  Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

8.        (a)   Inclusion of Shareholder Nominees in corporation’s Proxy Statement.

                         (i)      Subject to the provisions of this Section 8 of Article I (the “Proxy Access By-Law”), if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of shareholders:

                                     (A)      the names of any person or persons nominated for election (each, a “Shareholder Nominee”), who shall also be included on the corporation’s form of proxy and ballot, by any Eligible Shareholder (as defined below) or group of up to 20 Eligible Shareholders that, as determined by the board of directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 8 of Article I (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”);

                                     (B)      disclosure about each Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

                                     (C)      any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the board of directors (subject, without limitation, to Section 8(e)(ii) of Article I, and provided that such statement does not exceed 500 words and fully complies with Section 14 of the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”)), including Rule 14a-9 thereunder (the “Supporting Statement”)); and

                                     (D)      any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 8 of Article I and any solicitation materials or related information with respect to a Shareholder Nominee.

                          (ii)      For purposes of this Section 8 of Article I, any determination to be made by the board of directors may be made by the board of directors, a committee of the board of directors or any officer of the corporation designated by the board of directors or a committee of the board of directors, and any such determination shall be final and binding on the corporation, any Eligible Shareholder, any Nominating Shareholder, any Shareholder Nominee and any other person so long as made in good faith (without any further requirements).  The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 8 of Article I and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.

(b)     Maximum Number of Shareholder Nominees.

                            (i)      The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of directors constituting the greater of two or 20% of the total number of directors of the corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 8 of Article I (rounded down to the nearest whole number) (the “Maximum Number”).

                          (ii)      The Maximum Number for a particular annual meeting shall be reduced by:

(A)   each Shareholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the board of directors;

(B)    each Shareholder Nominee who ceases to satisfy, or each Shareholder Nominee of a Nominating Shareholder that ceases to satisfy, the eligibility requirements in this Section 8 of Article I, as determined by the board of directors;

(C)    each Shareholder Nominee who the board of directors itself decides to nominate for election at such annual meeting; and

(D)   the number of incumbent directors who had been Shareholder Nominees at any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the board of directors.

In the event that one or more vacancies for any reason occurs on the board of directors after the deadline for submitting a Nomination Notice as set forth in Section 8(d) of Article I but before the date of the annual meeting of shareholders and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors then serving in office as so reduced.

                        (iii)      If the number of Shareholder Nominees pursuant to this Section 8 of Article I for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Shareholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee.  If, after the deadline for submitting a Nomination Notice as set forth in Section 8(d) of Article I, a Nominating Shareholder or a Shareholder Nominee ceases to satisfy the eligibility requirements in this Section 8 of Article I, as determined by the board of directors, a Nominating Shareholder withdraws its nomination or a Shareholder Nominee becomes unwilling to serve on the board of directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation:

(A)   shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement Shareholder Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and

(B)    may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.

(c)      Eligibility of Nominating Shareholder.

                       (i)           An “Eligible Shareholder” is a person who has either

(A)   been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 8(c) of Article I continuously for the three-year period specified in subsection (c)(ii) of this Section 8 or

(B)    provides to the secretary, within the time period referred to in Section 8(d) of Article I, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors determines acceptable.

                     (ii)           An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 8 of Article I only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders.  The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Nomination Notice documentation satisfactory to the board of directors that the Eligible Shareholder consists only of two or more funds that are:

(A)   under common management and investment control;

(B)    under common management and funded primarily by the same employer; or

(C)    a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended).

In the event of a nomination by a Nominating Shareholder that includes more than one Eligible Shareholder, any and all requirements and obligations for a given Eligible Shareholder shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder.  Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 8 of Article I, as determined by the board of directors, or withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders.  As used in this Section 8 of Article I, any reference to a “group” or “group of Eligible Shareholders” refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

                        (iii)      The “Minimum Number” of shares of the corporation’s common stock means 3% of the number of outstanding shares of common stock of the corporation as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

                        (iv)      For purposes of this Section 8 of Article I, an Eligible Shareholder “owns” only those outstanding shares of the corporation’s common stock as to which such Eligible Shareholder possesses both:

(A)   the full voting and investment rights pertaining to such shares and

(B)    the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) of this Section (c)(iv) shall not include any shares:  (w) purchased or sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (x) that were entered into short positions or otherwise sold short by such Eligible Shareholder, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:

(1)     reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or

(2)     hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates.

An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder.  An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that

(A)   the Eligible Shareholder both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares promptly upon being notified that its Shareholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting and

(B)    the Eligible Shareholder holds the recalled shares through the annual meeting.

The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the board of directors.  For purposes of this Section 8(c)(iv) of Article I, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

                          (v)      No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)     Nomination Notice.

To nominate a Shareholder Nominee pursuant to this Section 8 of Article I, the Nominating Shareholder (including, for the avoidance of doubt, each group member in the case of a Nominating Shareholder consisting of a group of

Eligible Shareholders) must deliver to the secretary at the principal offices of the corporation all of the following information and documents in a form that the board of directors determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an (“Other Meeting Date”)), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

                            (i)      one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;

                          (ii)      an agreement to hold the Minimum Number of shares through the annual meeting and to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

                        (iii)      a Schedule 14N (or any successor form) relating to each Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder, as applicable, in accordance with Securities and Exchange Commission rules;

                        (iv)      the written consent of each Shareholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a Shareholder Nominee and to serving as a director if elected;

                          (v)      a written notice, in a form deemed satisfactory by the board of directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder:

(A)   the information that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 9 (a)(iii) of Article I;

(B)    a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation;

(C)    a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s);

(D)   a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the board of directors;

(E)    a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting;

(F)    a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, membership on the board of directors would not violate the corporation’s certificate of incorporation, these by-laws, applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;

(G)   a representation and warranty that each Shareholder Nominee:

(1)     does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be deemed not independent pursuant to the corporation’s standards in its Corporate Governance Guidelines and otherwise qualifies as independent under any other standards established by the corporation and the rules of the primary stock exchange on which the corporation’s shares of common stock are traded;

(2)     meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the corporation’s shares of common stock are traded;

(3)     is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4)     is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(5)     is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and

(6)     meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines and any other standards established by the Board and corporation;

(H)   a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 8(c) of Article I;

(I)      a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 8(c) of Article I through the date of the annual meeting;

(J)      details of any position of a Shareholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, and of any other relationship with or financial interest in any competitor, within the three years preceding the submission of the Nomination Notice;

(K)   if desired, a Supporting Statement; and

(L)    in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

                        (vi)      an executed agreement, in a form deemed satisfactory by the board of directors, pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group that comprises the Nominating Shareholder) agrees:

(A)   to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)    to file any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Shareholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D)   to indemnify and hold harmless (jointly and severally with all other Eligible Shareholders, in the case of a group of Eligible Shareholders that comprise the Nominating Shareholder) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 8 of Article I;

(E)    in the event that any information included in the Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in any material respect (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(F)    in the event that the Nominating Shareholder (including any Eligible Shareholder in a group) has failed to continue to satisfy the eligibility requirements described in Section 8(c) of Article I, to promptly notify the corporation; and

                      (vii)      an executed agreement, in a form deemed satisfactory by the board of directors, by each Shareholder Nominee:

(A)   to provide to the corporation such other information and certifications, including completion of the corporation’s director nominee questionnaire, as the corporation may reasonably request;

(B)    at the reasonable request of the board of directors, any committee or any person employed by the corporation, to meet with the board of directors, any committee or any person employed by the corporation to discuss matters relating to the nomination of such Shareholder Nominee to the board of directors, including the information provided by such Shareholder Nominee to the corporation in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the board of directors;

(C)    that such Shareholder Nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, and understands that any material breach of these by a director may constitute cause for removal from the board of directors, without limiting any other causes for removal under the corporation’s certificate of incorporation, these by-laws or otherwise under law; and

(D)   that such Shareholder Nominee is not and will not become a party to:

(1)     any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification in connection with being a Shareholder Nominee that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice;

(2)     any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director of the corporation;

(3)     any agreement, arrangement or understanding with any person or entity as to how such Shareholder Nominee, if elected, will vote or act on any issue (a “Voting Commitment”) except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice; or

(4)     any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.  A material breach by a director of any of the foregoing may constitute cause for removal of such director by the board of directors.

                    (viii)      The information and documents required by this Section 8(d) of Article I to be provided by the Nominating Shareholder shall be:

(A)   provided with respect to and executed by each Eligible Shareholder in the group in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders and

(B)    provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities.

The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 8(d) of Article I (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the secretary.

(e)      Exceptions.

                            (i)      Notwithstanding anything to the contrary contained in this Section 8 of Article I, the corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Shareholder Nominee, if:

(A)   the corporation receives a notice pursuant to the Advance Notice By-Law (as defined below) that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation;

(B)    the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 8 of Article I, the Nominating Shareholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 8 of Article I and shall therefore be disregarded;

(C)    the board of directors determines that such Shareholder Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with these by-laws or the certificate of incorporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s securities are traded;

(D)   such Shareholder Nominee was nominated for election to the board of directors pursuant to this Section 8 of Article I at one of the corporation’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Shareholder Nominee;

(E)    such Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(F)    the corporation has previously removed the Shareholder Nominee, when elected as a director, for cause pursuant to these by-laws, the certificate of incorporation or otherwise under law;

(G)   the corporation is notified, or the board of directors determines, that the Nominating Shareholder or such Shareholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 8(c) of Article I, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Shareholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Shareholder Nominee under this Section 8 of Article I.

                          (ii)      Notwithstanding anything to the contrary contained in this Section 8 of Article I, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in the Nomination Notice, if the board of directors determines that:

(A)   such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority;

(C)    the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or

(D)   the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

(f)       The corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

9.             (a)   Nomination of Directors at Annual Meetings of Shareholders

                         (i)      Nominations of persons for election to the board of directors at an annual meeting of shareholders may be made only

(A)   pursuant to the corporation’s notice of meeting (or any supplement thereto),

(B)    by or at the direction of the board of directors,

(C)    by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 9(a) of Article I and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in Section 9 (a) (ii) and (iii), (b) and (c) of Article I (the “Advance Notice By-Law”) or

(D)   in accordance with the requirements of the Proxy Access By-Law, and except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination.

                          (ii)      For nominations to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (C) of Section 9(a)(i) of Article I, the shareholder must have given timely notice thereof in writing to the secretary.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the secretary at the principal offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is scheduled for an Other Meeting Date, then to be timely, such notice must be received by the corporation by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.  In no event shall the adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

                        (iii)      A shareholder’s notice to the secretary shall set forth

(A)   as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(1)     all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and

(2)     the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; and

(B)    as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the proposed nomination is made:

(1)     the name and address of such shareholder (as they appear on the corporation’s books) and any such beneficial owner;

(2)     the number of shares of capital stock of the corporation that are held of record or are beneficially owned by such shareholder and by any such beneficial owner;

(3)     a description of any agreement, arrangement or understanding between or among such shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination;

(4)     a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, any such beneficial owner or any director nominee with respect to the corporation’s securities;

(5)     a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting;

(6)     a representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to elect each such nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination;

(7)     any other information relating to such shareholder, beneficial owner, if any, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act; and

(8)     such other information relating to the proposed nomination as the corporation may reasonably require to determine whether such proposed nomination is a proper matter for shareholder action.

If requested by the corporation, the information required under Section 9(a) (iii)(B)(2), (3) and (4) of Article I shall be supplemented by such shareholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(b)     Nominations of Directors or Submission of Other Business by Shareholders at Special Meetings of Shareholders.

The proposal by shareholders of any business other than nomination of directors to be conducted at a special meeting of shareholders may be made only in accordance with Section 3(b) of Article I.

Nominations of persons for election to the board of directors of the corporation at a special meeting of shareholders may be made by shareholders only

(i)       in accordance with Section 3(b) a or

(ii)     if the election of directors is included as business to be brought before a special meeting that is called by the board of directors, the chairman of the board, or the president in accordance with Section 3(a) in the corporation’s notice of meeting, then only by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 9(b) of Article I is delivered to the Secretary and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 9(b) of Article I.

For nominations to be properly brought by a shareholder before a special meeting of shareholders pursuant to this Section 9(b) of Article I, the shareholder must have given timely notice thereof in writing to the secretary.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal offices of the corporation

(i)       not earlier than 150 days prior to the date of the special meeting nor

(ii)     later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made.

A shareholder’s notice to the secretary shall comply with the notice, information and other requirements of Section 9(a)(iii) of Article I as if Section 9(a)(iii) applies to a special meeting.

(c)      General.

                            (i)      To be eligible to be a nominee for election as a director, the proposed nominee must provide to the secretary in accordance with the applicable time periods prescribed for delivery of notice under Section 9(a)(ii) or Section 9(b) of Article I:

(A)   the corporation’s director nominee questionnaire (in the form provided by the secretary at the request of the nominating shareholder);

(B)    a written representation and agreement that the nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, and understands that any material breach of these by a director may constitute cause for removal from the board of directors, without limiting any other causes for removal under the corporation’s certificate of incorporation, these by-laws or otherwise under law;

(C)    a written representation and agreement that the nominee is not and will not become a party to Voting Commitment except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the nominating shareholder’s submission of notice under this Article 9;

(D)   a written representation and agreement that the nominee is not and will not become a party to any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification in connection with being a nominee for director of the corporation that has not been fully disclosed to the corporation prior to or concurrently with the nominating shareholder’s submission of notice under this Article 9; and

(E)    a written representation and agreement that the nominee is not and will not become a party to any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director of the corporation.

A material breach by a director of any of the foregoing may constitute cause for removal of such director by the board of directors.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary the information that is required to be set forth in a shareholder’s notice of nomination that pertains to the nominee.

                      (ii)       No person shall be eligible to be nominated by a shareholder to serve as a director of the corporation unless nominated in accordance with the requirements set forth in this Section 9, or Section 8 of Article I as well as the requirements of Section 3 of this Article I.  No business proposed by a shareholder shall be conducted at a shareholder meeting except in accordance with the requirements set forth in Section 3 and Section 9 of this Article I.

                    (iii)       The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or submission of other business was not made in accordance with the procedures prescribed by these by-laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination or submission of other business shall be disregarded.  Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or submission of other business, such nomination or submission of other business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation and counted for purposes of determining a quorum.  For purposes of this Section 9 and Section 8 of Article I, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

                     (iv)       Without limiting the foregoing provisions of this Section 9 or the provisions of Section 8 of Article I, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9 or in Section 8 of Article I; provided, however, that any references in these by-laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or other business that are set forth in this Section 9 or Section 8 of Article I, and with respect to nomination of directors, compliance with this Section 9 or compliance with the requirements of Section 8 of Article I shall be the exclusive means for a shareholder to make nominations.

ARTICLE II

Board of Directors

1.        The business and affairs of the corporation shall be managed by its board of directors consisting of not less than ten nor more than nineteen members, who shall hold office until the next annual meeting and until their successors shall have been elected and qualified.  The actual number of directors shall be determined from time to time by resolution of the board. If at any time, except at the annual meeting, the number of directors shall be increased, the additional director or directors may be elected by the board, to hold office until the next annual meeting and until their successors shall have been elected and qualified.

2.        The organization meeting of the board of directors, for the purpose of organization or otherwise, shall be held without further notice on the day of the annual meeting of shareholders, at such time and place as shall be fixed from time to time pursuant to resolution of the board.  Other regular meetings of the board may be held without further notice at such times and places as shall be fixed from time to time pursuant to resolution of the board.  The chairman of the board, the president, any vice president who is a member of the board, or the secretary may change the day or hour or place of any single regular meeting from that determined by the board upon causing that prior notice of such change be transmitted to all directors.

Special meetings of the board may be called at the direction of the chairman of the board, of the president or of any vice president who is a member of the board, or, in the absence of such officers, at the direction of any one of the directors.  Any such meeting shall be held on such date and at such time and place as may be designated in the notice of the meeting.

Notices required under this section may be transmitted in person, in writing, or by telephone, telegram, cable or radio, and shall be effective whether or not actually received, provided they are duly transmitted not less than forty-eight hours in advance of the meeting.  Notice may be waived in writing before or after a meeting.  No notice or waiver need specify the business scheduled for any board meeting and any business may be transacted at either a regular or special meeting.

3.             Five directors shall constitute a quorum for the transaction of business, except that any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director.  At any meeting of the board, whether or not a quorum is present, a majority of those present may adjourn the meeting.  Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

4.             (a)   The provisions of this Section 4 of Article II shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster or from the imminent threat of such an attack or disaster.  For the purpose of this Section 4 of Article II, such an emergency is defined as any period following

(i)       an enemy attack on the continental United States or any nuclear or atomic disaster as a result and during the period of which the means of communication or travel within the continental United States are disrupted or made uncertain or unsafe, or

(ii)     a determination as herein provided that such an attack or disaster is imminent or has occurred.

The commencement and termination of the period of any such emergency may be determined by the chairman of the board or, in the event of the death, absence or disability of the chairman of the board, by the president, or in the event of the death, absence or disability of both the chairman of the board and the president, by such person or persons as the board of directors may from time to time designate, but in the absence of such specific designation, by the executive or senior vice president who has been designated pursuant to the authority of Section 6 of Article

IV of these by-laws to exercise the powers and perform the duties of the chairman of the board and the president.  To the extent not inconsistent with the provisions of this Section 4 of Article II, the by-laws in their entirety shall remain in effect during any such emergency.

(b)     Before or during any such emergency, the board may change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so, said change to be effective during the emergency.

(c)      The officers or other persons designated by title in a list approved by the board before or during the emergency, all who are known to be alive and available to act in such order of priority and subject to such conditions and for such period of time, not longer than reasonably necessary after the termination of the emergency, as may be provided in the resolution of the board approving the list, shall, to the extent required to provide a quorum at any meeting of the board, be deemed and shall have all the powers of directors for such meeting.  Unless so designated, an officer who is not a director shall not be deemed a director for the foregoing purpose.

(d)     Meetings of the board may be called by any officer or director or in the absence of all officers and directors by any person designated in a list approved by the board pursuant to subsection (c) of this Section 4.  Any such meeting shall be held on such date and at such time and place as may be designated in the notice of the meeting.  Notice of any such meeting need be given only to such of the directors as it may be feasible to reach at the time and such of the persons designated in such list as is considered advisable in the judgment of the person calling the meeting.  Any such notice may be transmitted in person, in writing, or by telephone, telegram, cable or radio, or by such other means as may be feasible at the time, shall be effective whether or not actually received and shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(e)      Three directors shall constitute a quorum for the transaction of business.

(f)       Before or during any such emergency, the board by resolution may

                         (i)       appoint one or more committees in addition to or in substitution for one or more of those appointed pursuant to the provisions of Article III of these by-laws to act during such emergency and

                       (ii)        take any of the actions listed in Section 2 of Article III of these by-laws in regard to any committee established pursuant to (i) of this subsection (f).

Each such committee shall have at least three members, none of whom need be a director.  To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the board, except that no such committee shall take the action which Section 1 of Article III of these by-laws prohibits committees of the board to take.

(g)     Before or during any such emergency, the board may provide and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation or any or all members of any committee of the board shall for any reason be rendered incapable of discharging their duties.

(h)     No officer, director or employee acting in accordance with this Section 4 of Article II shall be liable except for willful misconduct. No officer, director or employee shall be liable for any action taken in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

(i)       Persons may conclusively rely upon a determination made pursuant to subsection (a) of this Section 4 that an emergency as therein defined exists regardless of the correctness of such determination.

5.             No contract or other transaction between the corporation and one or more of its directors or between the corporation and any other corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the board or a committee thereof which authorizes or approves the contract or transaction, or solely because such director’s or directors’ votes are counted for such purpose, if

(a)      the contract or other transaction is fair and reasonable as to this corporation at the time it is authorized, approved or ratified, or

(b)     the fact of the common directorship or interest is disclosed or known to the board or committee and the board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or

(c)      the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve or ratify the contract or transaction.

ARTICLE III

Committees of the Board

1.        The board, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three members.  To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the board, except that no such committee shall

(a)      make, alter or repeal any by-law of the corporation;

(b)     elect any director, or remove any officer or director;

(c)      submit to shareholders any action that requires shareholders’ approval; or

(d)     amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board.

2.        The board, by resolution adopted by a majority of the entire board, may

(a)      fill any vacancy in any such committee;

(b)     appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

(c)      abolish any such committee at its pleasure;

(d)     remove any director from membership on such committee at any time, with or without cause; and

(e)      establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee.

3.        Actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting.

ARTICLE IV

Officers

1.        The board of directors at the organization meeting on the day of the annual election of directors shall elect a chairman of the board, a president, one or more vice presidents as the board may determine, any one or more of whom may be designated as executive vice president or as senior vice president or in such special or limiting style as the board may determine, a secretary, a treasurer, a controller, a general counsel, and a general tax counsel.  The chairman of the board and the president shall each be a director, but the other officers need not be members of the board.

2.        The board of directors may from time to time elect, or authorize an officer of the corporation to appoint in writing, assistant secretaries, assistant treasurers, assistant controllers, and such other officers as the board may designate.

3.        All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these by-laws, or as may be determined by resolution of the board not inconsistent with these by-laws.

4.        The chairman of the board shall be chief executive officer of the corporation and shall preside at all meetings of shareholders and directors.  Subject to the board of directors, the chairman of the board shall have general care and supervision of the business and affairs of the corporation.  In the absence of the president, the chairman of the board shall exercise the powers and perform the duties of the president.

5.        The president shall, subject to the board of directors, direct the current administration of the business and affairs of the corporation.  In the absence of the chairman of the board, the president shall preside at meetings of the shareholders and directors and exercise the other powers and duties of the chairman.

6.        In the event of the death, absence, or disability of the chairman of the board and the president, an executive or senior vice president may be designated by the board to exercise the powers and perform the duties of those offices.

7.        The secretary shall give notice of all meetings of the shareholders and of the board of directors.  The secretary shall keep records of the votes at elections and of all other proceedings of the shareholders and of the board.  The secretary shall have all the authority and perform all the duties normally incident to the office of secretary and shall perform such additional duties as may be assigned to the secretary by the board, the chairman of the board or the president.

The assistant secretaries shall perform such of the duties of the secretary as may be delegated to them by the secretary.

8.        The treasurer shall, unless the board of directors specifies otherwise, be the principal financial officer of the corporation.  The treasurer shall have charge and custody of all funds and securities of the corporation; receive and give receipts for monies paid to the corporation, and deposit such monies in the corporation’s name in such banks or other depositories as shall be selected for the purpose; and shall cause money to be paid out as the corporation may require.  The treasurer shall have all the authority and perform all the duties normally incident to the office of treasurer and shall perform such additional duties as may be assigned to the treasurer by the board of directors, the chairman of the board or the president.

The assistant treasurers shall perform such of the duties of the treasurer as may be delegated to them by the treasurer.

9.        The controller shall be the principal accounting and financial control officer of the corporation.  The controller shall be responsible for the system of financial control of the corporation, including internal audits, the maintenance of its accounting records, and the preparation of the corporation’s financial statements.  The controller shall periodically inform the board of directors of the corporation’s financial results and position.  The controller shall have all the authority and perform all the duties normally incident to the office of controller and shall perform such additional duties as may be assigned to the controller by the board of directors, the chairman of the board or the president.

The assistant controllers shall perform such of the duties of the controller as may be delegated to them by the controller.

10.     The general counsel shall advise the board of directors and officers on legal matters, except those relating to taxes.  The general tax counsel shall advise the board of directors and officers on legal matters relating to taxes.  Each shall perform such additional duties as may be assigned to either of them by the board of directors, the chairman of the board or the president.

11.     Any vacancy occurring among the officers, however caused, may be filled by the board of directors except that any vacancy in the office of an assistant secretary, assistant treasurer or assistant controller appointed by an officer of the corporation may be filled by the officer, if any, then authorized by the board to make appointments to such office.

12.     Any officer may be removed by the board with or without cause, and any assistant secretary, assistant treasurer or assistant controller appointed by an officer of the corporation may be removed with or without cause by the officer, if any, then authorized by the board to make appointments to such office.

ARTICLE V

Divisions and Division Officers

1.        The board of directors may from time to time establish one or more divisions of the corporation and assign to such divisions responsibilities for such of the corporation’s business, operations and affairs as the board may designate.

2.        The board of directors may appoint or authorize an officer of the corporation to appoint in writing officers of a division.  Unless elected or appointed an officer of the corporation by the board of directors or pursuant to authority granted by the board, an officer of a division shall not as such be an officer of the corporation, except that such person shall be an officer of the corporation for the purposes of executing and delivering documents on behalf of the corporation or for other specific purposes, if and to the extent that such person may be authorized to do so by the board of directors.  Unless otherwise provided in the writing appointing an officer of a division, such person’s term of office shall be for one year and until that person’s successor is appointed and qualified.  Any officer of a division may be removed with or without cause by the board of directors or by the officer, if any, of the corporation then authorized by the board of directors to appoint such officer of a division.

3.        The board of directors may prescribe or authorize an officer of the corporation or an officer of a division to prescribe in writing the duties and powers and authority of officers of divisions.

ARTICLE VI

Transfer of Shares

1.        Shares of the corporation shall be transferable on the records of the corporation in accordance with the provisions of Chapter 8 of the Uniform Commercial Code (New Jersey Statutes 12A:8-101 et seq.), as amended from time to time, except as otherwise provided in the New Jersey Business Corporation Act (New Jersey Statutes 14A:l-l et seq.).

2.        In the case of lost, destroyed or wrongfully taken certificates, transfer shall be made only after the receipt of a sufficient indemnity bond, if required by the board of directors, and satisfaction of other reasonable requirements imposed by the board.

3.        The board of directors may from time to time appoint one or more transfer agents and one or more registrars of transfers.  All share certificates shall bear the signature, which may be a facsimile, of a transfer agent and of a registrar.  The functions of transfer agents and registrars shall conform to such regulations as the board may from time to time prescribe.  The board may at any time terminate the appointment of any transfer agent or registrar.

ARTICLE VII

Fiscal Year

The fiscal year of the corporation shall be the calendar year.

ARTICLE VIII

Corporate Seal

1.        The corporate seal is, and until otherwise ordered by the board of directors shall be, a circle containing the words “EXXON MOBIL CORPORATION, CORPORATE SEAL, 1882, NEW JERSEY” and may be an impression thereof or printed or other facsimile reproduction.

2.        The impression of the seal may be made and attested by either the secretary or an assistant secretary for the authentication of contracts and other papers requiring the seal.

ARTICLE IX

Amendments

The board of directors shall have the power to make, alter and repeal the by-laws of the corporation, but by-laws made by the board may be altered or repealed, and new by-laws made, by the shareholders.

ARTICLE X

Indemnification

1.        The corporation shall indemnify to the full extent from time to time permitted by law any director or former director or officer or former officer made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the corporation or any subsidiary of the corporation or serves or served any other enterprise at the request of the corporation (including service as a fiduciary with respect to any employee benefit plan of the corporation or any subsidiary of the corporation) against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein.  No indemnification pursuant to this Article X shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the corporation has given its prior consent to such settlement or other disposition.

2.        As any of the foregoing expenses are incurred, they shall be paid by the corporation for the director or former director or officer or former officer in advance of the final disposition of the action, suit or proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such payments if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

3.        The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.

4.        The rights provided to any person by this Article X shall be enforceable against the corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or in any of the other capacities set forth in this Article X.  No elimination of or amendment to this Article X shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to notice to such person of such elimination or amendment.  The rights provided to any person by this Article X shall inure to the benefit of such person’s legal representative.